* Capability needed to view estimates data. Please contact your account manager..................................................................................................................................................................... WWW.SPCAPITALIQ.COM COPYRIGHT © 2023, S&P CAPITAL IQ, A PART OF MCGRAW HILL FINANCIAL. 1 Mondee Holdings, Inc. NasdaqGM:MOND Earnings Call Tuesday, February 28, 2023 1:30 PM GMT CALL PARTICIPANTS 2 PRESENTATION 3 QUESTION AND ANSWER 7

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 2 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. Call Participants .................................................................................................................................................................... EXECUTIVES Dan Figenshu Chief Financial Officer James W. S. Dullum Chief Operating Officer Jeff Houston Senior Vice President of Investor and Public Relations Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Prasad Gundumogula Founder, CEO & Chairman ANALYSTS Brett Anthony Knoblauch Cantor Fitzgerald & Co., Research Division Darren Paul Aftahi ROTH MKM Partners, LLC, Research Division Jed Kelly Michael John Grondahl Northland Securities, Inc. Thomas Cauthorn White D.A. Davidson & Co., Research Division

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 3 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. Presentation .................................................................................................................................................................... Operator Good day, and welcome to the Mondee Fourth Quarter and Full Year 2022 Earnings Conference Call. Please note this event is being recorded. I would now like to turn the conference over to Jeff Houston, Senior Vice President. Jeff Houston Senior Vice President of Investor and Public Relations Thank you, Harry, and good morning, everyone. Welcome to Mondee's fourth quarter and full year 2022 conference call. With me today are Chairman, CEO and Founder, Prasad Gundumogula and Chief Financial Officer, Dan Figenshu, who will present our preliminary results. Also available are our Vice Chairman, Chief Strategy and Business Development Officer, Orestes Fintiklis; and Chief Operating Officer, Jim Dullum. Before we begin, I'd like to remind everyone that this call may contain forward-looking statements, including statements about revenue, growth of our business, our management and government plans and other nonhistorical statements as further described in our press release. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those related to Mondee's growth, the evolution of our industry, our product development and success, our management performance and general economic and business conditions. I would also like to point out that the fourth quarter and full year 2022 results are preliminary and subject to final audit. We undertake no obligation to revise any statements to reflect changes that occur after this call. Descriptions of these and other risks that could cause actual results to have a material difference from these forward-looking statements are discussed in our reports filed with the SEC and in our press release that was issued this morning. During the call, we also refer to non-GAAP financial measures. Reconciliations of the most comparable GAAP measures are also available in the press release, which is available at investors.mondee.com. With that, Prasad, I would like to turn the call over to you. Prasad? Prasad Gundumogula Founder, CEO & Chairman Thank you, Jeff, and welcome, everyone, to Mondee's fourth quarter and full year 2022 earnings call. We appreciate your interest, whether you are a shareholder, a client, supplier, business partner, employee, prospective shareholder or analysts. I will begin today's call with a summary of our business highlights and strategy, and then I will turn the call over to our CFO, Dan Figenshu, for a more detailed review of our preliminary financial results and outlook. We will then conclude the session with time to answer a few questions. I'm excited to announce that in the fourth quarter of 2022, Mondee continued to deliver profitable growth. Gross revenue of $512 million increased 42% year-over-year, while net revenue of $40 million was up 19% year-over-year. For the full year 2022, gross revenue of $2.2 billion was 2.2x above 2021's $966 million of gross revenue. As you may recall in 2021, we equaled our 2019 benchmark revenue of $93 million despite still being in the middle of the pandemic. And now in 2022, our net revenue of more than $159 million grew 171% over 2021's net revenue, even though the international travel market only recovered to about 70% from its pre-pandemic peak. Equally important as our continuing growth trend is that we continue to deliver profitability as we scale. Fourth quarter adjusted EBITDA was $6 million, representing an improvement of more than $7 million from the same period last year. Full year 2022, adjusted EBITDA was $16 million, up more than $20 million from 2021 adjusted EBITDA.

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 4 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. Turning to Slide 4 to look at the major industry trends impacting Mondee's business. While 2022, North America domestic care was about 91% recovered to 2019 levels, international travel, which is our main business, was just 69% recovered in 2022. A positive trend is that international improved to 77% in the fourth quarter 2022. China, in particular, finally reopened for inbound travel in January 2023, and we expect to experience more rapid recovery of our North America outbound travel to China in the back half of 2023, given the lead time necessary for travelers to typically plan and schedule Asia destination trips. And pandemic-led labor shortages in 2022 added to basic undersupply in air and hotel, however, in 2023, the labor shortage is generally expected to improve. And air seat capacity is expected to ramp back up in 2023 and thereafter; for example, Air India invested $70 billion to buy 470 planes. Another positive trend for Mondee is the Gen Zs and millennials' purchasing power and influence. New platforms are required to meet the needs of these growing consumer cohorts, such as real-time, always-on curated content, combined with conversational social commerce. On the headwind side, inflation and high fuel costs are driving price increases, while recession fears may impact both operating costs and business demand in the short to medium term. However, Mondee is well positioned to mitigate these headwinds through its tech platform and value-based content. Turning to Slide 5, which presents Mondee's geographic destination mix. This provides a better sense of the potential impact China's reopening could have on our business. Asia, which is about half China, represented approximately 20% of our transaction's pre-pandemic in fourth quarter 2019 and in the fourth quarter of 2022 was just 15% of the mix. We expect to return to the same level and potentially even higher in late 2023 and into 2024. Outside of China, this chart shows that we continue to capitalize on the ongoing travel recovery in other international markets. For example, Europe increased to 22% in fourth quarter 2022 from 15% in fourth quarter 2019, and India increased to 21% from 16% over the same period. It is also important to highlight that our impressive growth is not just travel recovery driven because our net revenue recovery has far surpassed the recovery of international travel. This is being driven by many factors, including market share gains, expanding disruption into product segments of the market beyond flights such as hotels, tech-driven improvements in our diversified revenue streams, such as fintech and ancillaries. These result in improved revenue per transaction and take rates. Digging deeper into our main accomplishments in 2022 and so far in 2023, there were 4 key areas that continue to drive our strong financial and operating results and will support us further during 2023. First, we made significant improvements to our capital structure in 2022. After our successful debut on NASDAQ on July 19, by raising $85 million of preferred stock with an instrument that is not convertible to common equity and hence not dilutive to our shareholders. Moreover, we purchased all $12 million of our public warrants, another important step to limiting potential dilution of Mondee's common equity, creating value for common shareholders. These actions fortified our balance sheet in a way that facilitates our organic and inorganic growth strategies. In fact, we deployed about $20 million of this capital toward acquiring Orinter just a few weeks ago, which brings us second point. Our Orinter strengthens Mondee's position in Brazilian and broader LATAM travel market. Their portfolio includes 4,900 travel experts as well as complementary local hotels, packages and ground transport relationship that will be added to Mondee's content and distribution marketplace. Mondee plans to leverage Orinter's outstanding and proven management team, strong market position and expertise to further expand regionally in LATAM and globally. M&A is not a new endeavor for us. We have a history of well-calibrated and successfully integrated transactions, which have delivered strong revenue and cost synergies. Orinter is the beginning of our third wave of acquisitions. We plan to continue aggressively executing a targeted accretive acquisition strategy, which will help accelerate our growth and expansion into new geographies as well as offerings of new products and services. We plan to continue expanding our operations in Brazil and LATAM region while also exploring opportunities in other regions such as Europe and parts of Asia. We believe that by diversifying our operations while expanding new products and services, we can better leverage our platforms and marketplace as well as achieve sustainable growth and enhance our position as a leader in the travel industry.

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 5 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. Third, we continue to improve and evolve our tech platform, which [indiscernible] our modern marketplace and consequently, our revenue streams. We facilitated approximately $2.1 million transactions in 2022, up 62% from 2021. Each transaction could include multiple flights and hotels or vacation dentals as well as ancillary solutions. These diversified solutions are providing higher-margin revenue streams and driving higher take rate. Our fintech revenue grew 186% in 2022 from 2021. These fintech products include alternate payment and settlement methods, wallets, fraud protection tools and fintech ancillaries. In addition, we expect to use our stronger balance sheet to further support growth of our fintech offerings and revenue-generating items. Further, our transaction growth is supported by the launch of our TripPlanet platform last year, which has grown to access to over $125 million organization members. Fourth, in January 2023, we introduced the Mondee Expert and Influencer Affiliate Network Program, designed to enhance current customer offerings and their traveler experiences as well as increased distribution and reach by collaborating with new travel companies, experts and other businesses. Affiliates can more holistically engage Mondee's technology and marketplace to create expanded travel-related experience, while earning enhanced commissions on bookings made through the platform. Before turning the call over to Dan, as we look into 2023, we thought it would be helpful to briefly describe Mondee's marketplace positioning and our vision. We believe Mondee is very well positioned for the rapidly developing modern travel ecosystem, as shown on Slide 6. Our global content hub features direct connectivity with over 500 airlines and more than 1 million hotels, vacation rentals and rental cars. And we are aggressively expanding into cruises and other activities. This expanding content is differentiated in the market by combining discount rates, long-term contracts, real-time pricing data and integration with revenue management systems or strategies across a wide variety of offerings. Technology is at the core of our business and further differentiates us in the travel industry. Our platform- enabled marketplace is highly scalable and flexible, featuring fintech, insurtech, marketing tech, conversational commerce and ancillaries. And later this year, we plan to roll our nextGen platform that we believe to be many years ahead of what is currently available in the market. Without stealing too much thunder from these upcoming launch events, I can tell you that features include real-time social commerce, cross content and local experts on ramps. As our B2B2C content consumers, they receive access to curated travel supply and experiences, cost savings, SaaS tools to operate efficiently and access to our tech platform, we distribute through our more than 55,000 travel experts, affiliates, intermediaries and gig economy workers as well as access to 125 million closed user group members. By disrupting a $70 billion subsegment of travel and becoming a leading company in selling wholesale airfare to travel affiliates in North America, Mondee is now rapidly becoming a leading tech platform and modern marketplace, connecting travel suppliers, gig economy workers and closed group average by providing all travel content and experiences through our expert and consumer app. Our growing segments of gig economy workers include service and concierge agents, local experts, influencers, curators and content writers. Our closed user groups include travel affiliates and influencer network, membership organizations and assemblies, which we are expanding globally. With that overview of our business, I will now pass the call over to Dan Figenshu, CFO of Mondee, for a review to our financial performance and outlook. Dan? Dan Figenshu Chief Financial Officer Thank you, Prasad, and thanks again to our audience for attending. We are proud of the company's 2022 and fourth quarter financial performance, particularly the continued growth of adjusted EBITDA profitability, especially given that this performance was driven by organic revenue growth. Fourth quarter gross revenue grew 42% year-over-year to $512 million. Net revenue grew 19% year- over-year to $40 million. For 2022, gross revenue of $2.2 billion was 2.2x 2021's $966 million, while net revenue of over $159 million was 171% of 2021's $93 million. Take rate, which we define as net revenue divided by gross revenue, continued to be in line with our expectations.

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 6 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. Take rate for the full year 2022 was 7.2%, a substantial increase from 2019's pre-pandemic level of 4.2%, driven mostly by the success of our diversified revenue streams of ancillary and fintech solutions. Over time, we expect take rate to trend upward as a higher portion of our revenue mix comes from the stickier and higher-margin transaction add-on revenue, such as ancillaries, fintech and subscription as well as a greater mix of hotels and soon cruises, events and activities. Furthermore, we are happy with our overall business trends. We had over $2.1 million transactions in the full year 2022, up from $1.3 million in 2021. Turning to expenses. Q4 GAAP sales and marketing as a percentage of gross revenue decreased to 4.6% from 5.6% in the same quarter last year. G&A as a percentage of net revenue was down to 5.8% from 8.3% a year ago, which we consider a material improvement. Adjusted EBITDA was $6 million, an improvement of $7.5 million as compared to fourth quarter 2021. We also delivered approximately $16 million of adjusted EBITDA in 2022, up over $21 million from a negative EBITDA of about $5 million in 2021. Note that reconciliations of GAAP to non-GAAP are available in today's earnings release. On a GAAP basis, the net loss was $13.5 million compared with a net loss of $9.2 million last year. On a non-GAAP basis, adjusted net loss was $3.7 million, an improvement from a loss of $6.9 million last year. Looking at our balance sheet. We have used part of the liquidity provided by our entry to the public markets to optimize our capital structure. At the end of the fourth quarter, we had $87.5 million of cash, while our net debt was reduced to $747 million. In a nutshell, we have fortified and simplified our balance sheet, which will allow us to pursue acquisitions aggressively support our organic growth plans and commentary working capital needs. And in fact, we used approximately $20 million of cash on January 31, 2023, to purchase or enter along with approximately $20 million of stock. There is also a $10 million earn- out potential based on achieving additional accretive EBITDA targets in that transaction. In terms of 2023, outlook and guidance. Net revenue is projected to be in the range of $230 million to $240 million, representing year-over-year growth of 47% measured at the midpoint. Adjusted EBITDA is expected to be in the range of $40 million to $45 million. In summary, as Prasad alluded to previously, we believe that Mondee is in a strong financial position to capitalize on the reopening of the travel industry and our future organic and inorganic growth opportunities. I'll turn it back over to Prasad. Prasad? Prasad Gundumogula Founder, CEO & Chairman Thanks, Dan. We are very pleased by our Q4 and full year 2022 results and we look forward to an even stronger 2023. We are proud that Mondee's highly disruptive business model and cutting-edge technology has, in a decade or so, made as a leading company in the $70 billion submarket in North America. Now as a listed company, with a strong balance sheet, we look forward to discussing and trying year further within the $1 trillion market tech platform and modern marketplace, connecting travel suppliers, gig economy workers and closed group travelers by providing all travel content and experiences through our experts and traveler apps. Later this quarter, we will provide further updates and details on the launch of our nextGen platform and look for us to take this platform and our model for success in North America to quickly penetrate and disrupt other rapidly emerging gig economy markets throughout 2023. Thanks for attending our fourth quarter and full year 2022 earnings call, and we look forward to your ongoing support. Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Operator, just a minor correction. When Dan Figenshu, the CFO, refer to the net debt figure, the correct figure is $47 million as of the end of the year. Jeff Houston Senior Vice President of Investor and Public Relations Operator, with that, we'd like to open it up for Q&A.

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 7 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. Question and Answer .................................................................................................................................................................... Operator [Operator Instructions] And our first question today is from the line of Darren Aftahi of ROTH MKM. Darren Paul Aftahi ROTH MKM Partners, LLC, Research Division Nice job on the results. A couple, if I may. Can you speak to the global travel environment? I know you spoke about China reopening and that being a second half catalyst, but just kind of trends you've seen thus far in 2023 kind of has it changed at all, kind of good/bad, indifferent? And then kind of what does your guidance really reflect? James W. S. Dullum Chief Operating Officer Hey, Darren, it's James Dullum. I'll start and then the other guys can jump in. Yes, as you say, obviously, the opening of the reopening of China and the continuing growth in Asia is very helpful. That's a great tailwind for us given the character of our business historically and our distribution network. The other things we see is clearly, we see the supply starting to open up again. It's a bit nascent at this point, but we see that coming back. And as the supply comes back, obviously, that gives us more options and opportunities to offer great value to our customers and to their consumers. So we see that trend continuing into and through 2023. We understand that there are some potential headwinds out there, as Prasad mentioned in his piece. We're all talking about what might happen if the economies slow down globally. But we see those as -- we're very well positioned for that. We have the type of product, we have the type of value-based pricing that in all scenarios, it gives us actually a good bit of headroom to gain even further market share. So those are the things that we see as key in 2023 as we push forward. The other -- the last thing I would mention is this, Mondee has been a traditional North American footprint company. And what we see happening in the gig economy across the world says that there are other markets that continue to grow very rapidly in that space. And that, for us, is great headroom. It's great white space for us to move into with the emergence of gig economies in markets such as the India subcontinent, et cetera. So bottom line, there are a number of areas that we see the opportunity to expand and grow. And we think the market, in general, will continue to recover, and we're well positioned for it. Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Thank you, Jim, I'll take the second question, which was about our guidance. So as you know, in terms of net revenue, we closed the year with $159 million of net revenue, and we have provided guidance for next year in the range of $230 million to $240 million. And then in relation to the EBITDA, we closed the year with $16 million of EBITDA, and we have provided guidance in the region of $40 million to $45 million, which is a fairly large 171% increase. On your comment about being flat or potentially being more aggressive, like Jeff mentioned, I mean, we are confident of the various growth levels in the company, but we see there is a general expectation in the overall market about the potential softening of the economy. So we want to start the year with a more conservative guidance and adjusted throughout the year, consistent with our strategy of always bidding and raising the guidance that we provide to the markets. Darren Paul Aftahi ROTH MKM Partners, LLC, Research Division That's helpful guys. If I can just squeeze in a couple more. If my math is correct, it looks like your marginal flow-through on adjusted EBITDA to rev is about 35%. I guess, how do we think about kind of

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 8 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. every dollar of net revenue going through your business going forward? And I guess how influential is Orinter on '23 relative to kind of Mondee core business? Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Yes. I mean, our EBITDA margin for the year of 2022 was 10%. And based on our guidance, we are looking at 18% for 2023. So of course, the dynamic there is that we have a certain amount of overhead. So once the revenue -- the net revenue increases and those [indiscernible] are covered, the impact on the bottom line is disproportionately higher. So this is the dynamic that is going on in our EBITDA. And of course, it also depends the source of the net revenue. We have already mentioned a bigger percentage is coming from higher-margin products like hotels and more importantly, ancillaries like fintech and other solutions. Orinter, it's the beginning, that's another element of the equation is the beginning of our acquisition strategy for '23. So of course, every time that we add an acquisition, we will be likely adjusting depending on the size of the acquisition, our guidance. I mean, we already mentioned the audited numbers when we closed the transaction a few weeks ago, which was in the region of $9 million of EBITDA in the first year or so, as you know, it's customary to proceed with the integration. So we wanted to be very conservative with any synergies that are realized in the following few quarters. But we're excited about the acquisition. It is improving the take rate. This year, we had an average take rate of 7.2%, 7.7% in the last quarter. So you see we had an upward trend even without the acquisitions. But given the fact that our acquisitions are mostly expanding not only geography, but also product into hotel and other higher margin product, we see also the M&A strategy complementing the increase in the take rate in the foreseeable future. Operator Our next question is from the line of Tom White of D.A. Davidson. Thomas Cauthorn White D.A. Davidson & Co., Research Division Just a couple of quickies on the outlook and then I had a follow-up. So just on the revenue growth guidance, can you just remind us or call out kind of the organic versus any inorganic impact? That's one. And then two, Dan, maybe any color you can give us on how to think about the conversion of EBITDA into free cash flow in '23, how that might look? Dan Figenshu Chief Financial Officer Sure. Tom, on the inorganic versus organic growth and guidance. Right now, we're just providing a combined guidance of the $230 million to $240 million. As Orestes mentioned, we'll get to know Orinter and other acquisitions better as time goes on, we want to be fairly conservative with our approach here as we learn more about them, they learn more about us and as we go through our integration. And so, as a result, we're not going to be reporting those separately. We are on Mondee going forward, and that's how we are looking at it. So hopefully that answers your question. Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Yes. And to give you a bit of color, I mean, you can reverse engineer from the announcement we made, right? I mean, we didn't provide the detailed breakdown. But from the announcement numbers, you can reverse engineer about $20 million coming from that acquisition in the net revenue. So the bulk of the increase from $159 million to $230 million, $240 million is organic, right? So there is a component there, of course, that is the acquisition. But like Dan mentioned, I mean, the way we integrate these companies, we take their content, we take that distribution, and we plug it into our tech enabled ecosystem. So after a few months, it's difficult to differentiate where the revenues are coming from. So we're providing combined guidance and we are updating, of course, as we go along and add more targets to our strategy.

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 9 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. Thomas Cauthorn White D.A. Davidson & Co., Research Division Great. And any color on kind of free cash flow conversion? Dan Figenshu Chief Financial Officer Sorry. Yes, Tom. So for 2023, we anticipate that the improvement on the free cash flow conversion compared to 2022. In 2022, obviously, we had a significant number of onetime events as being part of a business that was going public, which obviously impact and distorted some of our free cash flow as well as a business in 2022 that was in recovery. Remember, the early part of the year included the impacts of Omicron, war in Europe, and our business was continuing to really ramp back up to pre-pandemic levels. Obviously, we've been able to eclipse that, which is obviously terrific news. But as we continue to grow and expand our business in 2023, we'll see a more healthy return to our conversion between EBITDA and free cash flow. Thomas Cauthorn White D.A. Davidson & Co., Research Division That's helpful. One more, if I could. I think Slide 4 in the deck, kind of the different bar charts on the different regions. It looks like North America on a transaction basis, I presume those charts are transactions, not revenues, but it looks like North America is still a bit behind versus kind of comparable period of 2019. Can you talk a little bit about maybe what's happening there, what needs to happen for you guys to kind of start recovering more meaningfully in North America? Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Yes. Those are not absolute numbers, those are percentage of our total revenues. You see, so now that we have gained market share in other geographies, it's only natural mathematically that the percentage of the U.S. is less. You see so this -- if you add everything together in that slide, it adds to 100%. So the fact that North America is less, it doesn't mean that we have less revenues in North America, it just means that we have more revenues from other geographies. So it's normalizing. Thomas Cauthorn White D.A. Davidson & Co., Research Division This is your mix basically? Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Exactly, correct. Thomas Cauthorn White D.A. Davidson & Co., Research Division Revenue mix? And then just last one, if I could. Hotel business. Maybe just talk a little bit about your expectations for that in '23. I don't know if you can give us a sense of like what percentage of the business maybe will be 123 is over. And I was hoping maybe -- I know Expedia plays in kind of that wholesale rate distribution for hotels. They've been getting into that a little bit more meaningfully. Can you maybe just kind of compare and contrast what you guys do versus maybe that particular competitor? Prasad Gundumogula Founder, CEO & Chairman Historically, we have been an A player, and we have a great headroom into the hotel space. And our strength here compared with any other player in the market is our distribution. So we have this distribution to the flows user groups as well as a private channels through which that we would like to distribute our products and where there's a huge demand for hotels. So we're expecting that to be north

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 10 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. of 15% to 20% is our overall hotel thing. However, this includes the packages and other aspects that we include in our trips, which may have both a hotel and other products into it. Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Yes. So for sure, hotel is a big opportunity, especially given the very low base where we're coming from. I mean there is potential for expansion, both organically and inorganically, right? So if you look at most of the acquisitions that we have announced and many of the others we are working on, a unifying feature is that they have a by far higher mix of hotels, right? So that's improving a lot the product that we have to offer and the pricing on the hotel side. Like Prasad mentioned, our strength in the hotel space is not in the direct connectivity with the hotels, but in the distribution. And because we have a very differentiated distribution, you mentioned Expedia apartment solution. That's effectively a bed bank with direct connectivity with a number of suppliers globally. Our strength is not in that direct connectivity. We have a number of ways of receiving that content, both through Expedia partner solution as well as other bed banks which offer even more competitive rate in certain local geographies. And then in addition to that, through the acquisitions, we are building our own direct connectivity as well, which is further than improving the margins. Operator Our next question is from the line of Brett Knoblauch of Cantor Fitzgerald. Brett Anthony Knoblauch Cantor Fitzgerald & Co., Research Division Congrats on the quarter. As I look through, I guess, your guidance for the year, can you help us with the seasonality of it and maybe on both revenue and adjusted EBITDA given the acquisition, should we expect maybe obviously, a full quarter of contribution to be getting in the second quarter and the first quarter might have a bit of a margin impact just because you're going to be recognizing maybe more cost in the revenue or how that should play out throughout the year? Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Yes. That is absolutely right. I mean what we would say also is because you will see in announcements that are coming soon, the first quarter -- I mean, there are a number of dynamics going on, right? The first one is seasonality, which you rightly mentioned that different quarters have different seasonalities with Q3 to Q4, especially having higher stronger revenues overall and then Q1 kind of closer to the bottom. The other dynamic is that we're growing, right, extremely fast. So that kind of overshadows the seasonality and create kind of a blend, which is upward looking throughout the year. And then the other element, which is very important in this Q4 of '22 and Q4 of '23. The company has been very busy with a number of initiatives, introducing new tech platforms. You will see a few announcements. Of course, those when they are being launched, they tend to have a potential slowdown for a few weeks, a few months. So we see basically clearly Q1 being the lowest much lower than the rest of the year. And then the rest of the year, increasing not only because of seasonality, not only because of our growth, but also because in Q1, the company has been very busy introducing new platforms, integrated companies, et cetera. Brett Anthony Knoblauch Cantor Fitzgerald & Co., Research Division Got it. And then maybe just -- I don't know if you guys gave an overall take rate guidance for the full year. I guess, where should we expect that to come in at? Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman It's north of where we finished the year of 7.2%, right? It's very difficult to give a precise number. I mean, we gave guidance on the net revenue and the EBITDA from that, you cannot deduce the take rate, but it

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 11 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. would be north of the 7.2% that we have closed the year. There are a lot of parameters, the mix of the new M&A, right? More hotels -- less hotels, more flights. So given the uncertainty of the targets that we will be closing, I mean, we have a number of targets that we're advancing, but there is no -- as you know, M&A, there is also -- there is always an execution risk. Because of that, we don't want to give a number that may end up materially increasing and which would otherwise not appear to be accurate when all this M&A is incorporated. Brett Anthony Knoblauch Cantor Fitzgerald & Co., Research Division And then if I could just maybe do one follow-up. If you had to kind of point to 3 markets or reasons this year that you kind of needed in the travel recovery to really kind of pick-up steam for you guys to kind of reach your guidance, which markets would they be? James W. S. Dullum Chief Operating Officer The recovery in -- if I got the question, Brett, you're asking us which of our markets will be the best performers for us this year that we expect -- Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman To get the recovery. James W. S. Dullum Chief Operating Officer Yes, to get -- to recover. I mean, certainly, obviously, as we've talked about on a few occasions, Asia is quite important, and we have great expectations. So that's probably number one. We see a lot of opportunity expanding beyond and people tend to focus on China there, but we see going through the whole India subcontinent. So we see that as another great market. And then Latin America definitely is a big market for us. And obviously, we've taken the first big step there. Hopefully, it's one of many. But we see that as the next big market for us to go after. Operator Our next question is from the line of Mike Grondahl of Northland Securities. Michael John Grondahl Northland Securities, Inc. Could you help us out with a little bit more granular information, how did airlines do hotels, cars, cruise events and then the ancillary bucket? Like just how did each one perform kind of vis-a-vis your expectations? Were they above, below? Just those 5 buckets, it would be helpful to get a little color on? Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Yes. So far, they are in line with our expectations. As you know, from the different decks that we have out there, we are not yet breaking them down. I mean, everything together, packages, hotels, cars, ancillaries, et cetera, it's about 20%. That's how we are classifying them now. They are growing in line with our expectations. Cruises, as you know, they were launched only to a very few numbers of customers to test the new platform. We'll talk more about that going into the rest of the quarter through various initiatives that we'll announce, but so far in line with our expectations and clearly a long way to go only up because it's a very, very small part relative to the rest of our business. Air, we gave the figures. Domestic travel has recovered. International traffic is recovering slowly -- slower, not slowly. I mean, it went to 77% almost in the last quarter of '22 related to last quarter of '19.

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 12 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. I mean in the last quarter, as you know, there were also a bit of 2 or 3 disruptive events that you have seen in the results of all the major companies, I mean, 2 or 3 hailstorms disruptions with the systems of the aviation security. So it's crucial to highlight here that despite all those things that impact the flight space much more than the hotel space despite all those and despite flights being 80% of our market, we were able to beat the straight expectation in both net revenues and EBITDA and net profit. So I think this is something that wasn't highlighting from our numbers, which is great that you're pointing it out in relation to the flight performance in the market in general in the last quarter. Michael John Grondahl Northland Securities, Inc. And then, secondly, you guys have talked about the macro a little bit. And in the past mentioned the strong dollar in that kind of helping international travel, U.S. to other parts. How would you describe the macro today? Is it a bit of a tailwind, a bit of a headwind? Kind of what are you seeing? Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Yes. So the same -- I mean, there are similar dynamics. Of course, with regard to the strong dollar, I mean, the dollar retreated a bit, right? I mean that's kind of a general macro trend. But then on the other hand, you have new trends, which we believe are even more positive to our business. For example, for most of '22, there was generally an undersupply right? Especially in flights, I mean, especially in flight, especially domestic flights. So we see that dynamic changing, and that's crucial because as you know, we have an indispensable part of the travel liquid system, which becomes even more indispensable with higher capacity, excess capacity. So we are seeing the trend of undersupply of '22 in reverse, not only because of changes in the labor markets. I mean there was a report yesterday about the hotels and airlines finding it much easier to recruit. But more importantly, we see it on the CapEx side. I mean you see giants like Air India, they've announced the acquisition of 470 aircraft, which is the biggest order in the history of aviation. So clearly, in '23 and '24, we expect excess supply to increase, which, as you know, is positive for our business and is more impactful than the slight kind of devaluation that we have seen in the U.S. dollar, which is natural. After a year, 1.5 years of continued appreciation is only natural. There is a bit of a change there. Jim, I don't know if -- James W. S. Dullum Chief Operating Officer Yes. I just -- the only thing I would add to that is that the whole pent-up demand that we've all been talking about through most of last year, it was not entirely satisfied, right? Now the character might have changed a little and the groups that will step out first would change a little bit. But as the dollars moderated, we don't see that as hurting anything. As a matter of fact, we see it in some of these groups is helping. So we think that pent-up demand will continue to make its way out, maybe not as straight line bottom left to upper right that everybody had thought. But generally, that trend we expect to continue. Michael John Grondahl Northland Securities, Inc. And then just lastly, anything to call out in some of your newer subscription businesses or in some of the partnerships that you've talked about in the past, EBG or Arthur Gallagher, any relevant update? James W. S. Dullum Chief Operating Officer The one thing, I guess, we could add there is we've starting in fourth quarter, we started to focus on better penetration, if you will, or faster penetration of that 125-million-member base that we have access to through some of those organizations. And we see that starting to pay off. We see an increase in our average daily transactions from last quarter, the fourth quarter of '22 to the first quarter of '23 so far to date. So we see those efforts paying off. We expect to be able to continue to mine that, which, again,

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 13 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. will help us as we grow. And we'll continue to expand that portfolio, right? With -- we're going after the experts. We're going after a lot of local capabilities, local providers. So as we improve that network and grow that network, you'll see good results coming from those businesses. Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman And EBG specifically, you may recall from the last quarter's call that the emphasis for '22 was to provide our flight content to them, right? Which we have provided for the most part, on nearly of their platforms. And you may also recall that the next stage in the evolution of that partnership was the reverse, right? It was for Mondee to start consuming EBG content like theme parks, tickets, events, et cetera, which required more time because it required the creation of new technology platforms. So that is what we have been working in the last few quarters, and we hope that in 2023, that element of the equation will start bearing results as well. Operator [Operator Instructions] And our next question is from the line of Jed Kelly of Oppenheimer. Jed Kelly And nice quarter. Just a few, if I may. If I sort of look at your revenue growth, transaction growth relative to other companies that are in the travel distribution space, you seem that being recovering quicker than a lot of them are. So can you talk about what sort of the underlying, what's driving some of those underlying share gains? And then my second question sort of as a follow-up. Can you give us any metrics around the engagements of the travel agents using your platform relative to those same travel agents that are using other platforms? Orestes Fintiklis Chief Corporate Strategy & Business Development Officer and Vice Chairman Okay. So I'll take the first question. So the reason that you see our net revenue is growing faster than the market is because our recovery is not market driven. There is an element of market recovery, but there are much -- there are other dynamics that are going on here. The first one is that we are increasing market share, right? Which you have seen. I mean there are a few slides in our deck, you can see the growth that we've had historically, and we continue on that positive trajectory. So that's the one element that is important. The second element that is important. As you know, the segment of the market we disrupted was the flight consolidated market, it is a $70 billion market in North America. And now we're expanding beyond that. We discuss hotels, we discussed cruises, we discuss other content. So as we disrupt adjacent segments, not only we are growing our market share in our main market, but we are increasing our market share in markets that were previously not there, right? Thirdly, we grow geographically, both organically and with M&A. And then last but not least, our technology is an important driver because this is even on the same growth revenues, we are realizing much more net revenues because of the higher take rate, which is a result of fintech and short of market tech, all these solutions, which are powered by this very unique technology that we have. And then last but not least, we feel that we are in a segment. We are serving the needs of the new consumer, which are currently not being adequately addressed by the platforms that are out there. We have made the point many times that the solutions out there, they are mostly catering with 90s based technology to the boomer and the genes. So now the new generations, the Gen Z, the millennials, they have completely different needs. They have different ways of making decisions on how they consume travel, very much in line with how e-commerce is consumed with social media, with mobile apps. And we feel that the technology that we have been developing and we are developing is more in line with this generational shift, and that explains partially also the exponential growth that we feel will be enjoying in the foreseeable future. James W. S. Dullum

MONDEE HOLDINGS, INC. FQ4 2022 EARNINGS CALL FEB 28, 2023 WWW.SPCAPITALIQ.COM 14 Copyright © 2014, S&P Capital IQ, a part of McGraw Hill Financial. Chief Operating Officer Jed, it's Jim. Let me just add on to sort of the second part of your question. With the travel intermediary marketplace in general, right? The travel agents, the experts, the local providers, et cetera. Look, we believe we have the most tech forward platform out there. And it has been -- we also believe the most comprehensive platform and everything we've talked about and you've seen us publish say we're just continuing to build and expand on that, right? The breadth of services, starting with just flights and the richness of that content and adding to it. So with that sort of very tech forward, very user-friendly platform for that intermediary customer. I mean, our penetration has been great. And it's even bigger with sort of the Gen Z and the gig economy side of that market, which is just burgeoning now. So the platform continues to penetrate. We think it is one of the dominant platforms out there. And everything we're doing is intended to only make that better. So we have big plans for that. You see that we announced the launch of our affiliate program. And that affiliate program is simply to put an exclamation point on all of that effort. We're going to allow our affiliates to have even deeper and richer access to all of our technology, all of our tech features, as Orestes just covered, and be able to service their clients so much better. So those things just are drawing the market to us, and we will continue to very aggressively pursue that segment, that intermediary segment and the penetration of it. Operator And we have no more questions. I'd like to turn the call back over to Jeff Houston. Jeff Houston Senior Vice President of Investor and Public Relations Thank you. Yes. We'd just like to express our gratitude to everyone for listening in, watching the webcast or the replay or reading the transcripts and for their attention to Mondee. I would welcome the opportunity to schedule a call, present the company and answer any questions you may have. You can get more information at our website, investors.mondee.com or you can send us an e-mail at ir@mondee.com. Thank you. Operator This concludes today's call. Thank you all for joining. You may now disconnect your lines.

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